CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated February 24, 1998 (and to all references to our firm) included in or made a part of Pioneer Independence Fund's Pre-Effective Amendment No. 1 to Registration Statement File Nos. 333-42105 and 811-8547, respectively,



                                            /S/ARTHUR ANDERSEN LLP
                                               ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 11, 1998